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Metris Receivables, Inc.                                        Metris Master Trust                            Monthly Report
Certificateholder's Statement                                      Series 1996-1                                       Apr-97
Section 5.2                                        Class A         Class B         Class C        Class D         Total
(i)   Certificate Amount                       518,000,000.00   87,500,000.00   50,000,000.00  44,500,000.00   700,000,000.00
(ii)  Certificate Principal Distributed                  0.00            0.00            0.00                            0.00
(iii) Certificate Interest Distributed           2,784,250.00      495,833.33      255,260.42                    3,535,343.75
(iv) Principal Collections                      26,092,231.84    4,407,471.60    2,518,555.19   2,234,403.65    35,252,662.28
(v)  Finance Charge Collections                 11,026,358.13    1,862,560.48    1,064,320.29     944,124.83    14,897,363.73
     Recoveries                                     75,647.17       12,778.24        7,301.85       6,498.65       102,225.91
     Interest Earned on Accounts                         0.00            0.00            0.00           0.00             0.00
       Total Finance Charge Collections         11,102,005.30    1,875,338.72    1,071,622.14     950,623.48    14,999,589.64
Total Collections                               37,194,237.14    6,282,810.32    3,590,177.33   3,185,027.13    50,252,251.92
(vi) Aggregate Amount of Principal Receivables                                                               1,667,651,967.63
     Invested Amount (End of Month)            518,000,000.00   87,500,000.00   50,000,000.00  44,500,000.00   700,000,000.00
     Floating Allocation Percentage               31.0616370%      5.2468981%      2.9982275%     2.6684225%      41.9751851%
     Invested Amount (Beginning of Month)      518,000,000.00   87,500,000.00   50,000,000.00  44,500,000.00   700,000,000.00
     Average Daily Invested Amount                                                                             699,851,010.41
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                          87.42%      1,561,981,349.92
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)        6.37%        113,854,566.66
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)       2.08%         37,079,757.99
       90 Days and Over (60+ Days Contractually Delinquent)              4.13%         73,778,249.80
	       Total Receivables                                              100.00%      1,786,693,924.37
(viii) Aggregate Investor Default Amount                                                5,887,015.08
       As a % of Average Daily Invested Amount                                                10.23%
       (Annualized based on 365 days/year)
(ix)  Charge-Offs
      Class A                                                                                   0.00
      Class B                                                                                   0.00
      Class C                                                                                   0.00
      Class D                                                                                   0.00
	Total Charge-Offs                                                                       0.00
(x)   Servicing Fee                                                                     1,150,684.93
(xi)  Pool Factor
      Class A                                                                              1.0000000
      Class B                                                                              1.0000000
      Class C                                                                              1.0000000
(xii) Unreimbursed Reallocated Principal Collections
      Class B                                                                                   0.00
      Class C                                                                                   0.00
      Class D                                                                                   0.00
(xiii) Excess Funding Account Balance                                                           0.00
       Prefunding Account Balance                                                               0.00
(xiv) Class C Trigger Event Occurrence                                                          None
      Class C Reserve Amount                                                                     N/A
      Amount on Deposit in Class C Reserve Account                                              0.00
(xv) Number of New Accounts Added to the Trust                                                     0
(xvi) Aggregrate Interest Rate Caps Notional Amount                                   513,000,000.00
      Deposit to Caps Proceeds Amount                                                           0.00
Average Net Portfolio Yield                                                                 15.8419%
Minimum Base Rate                                                                            8.4738%
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